Exhibit 1.2

Execution

$130,000,000

Niagara Area Development Corporation

Solid Waste Disposal Facility Refunding Revenue Bonds

(Covanta Energy Project)

Series 2012A (AMT)

$35,010,000

Niagara Area Development Corporation

Solid Waste Disposal Facility Refunding Revenue Bonds

(Covanta Energy Project)

Series 2012B (Non-AMT)

UNDERWRITING AGREEMENT

Niagara Area Development Corporation

6311 Inducon Corporate Drive, Suite 1

Sanborn, NY 14132

Covanta Holding Corporation

445 South Street

Morristown, NJ 07960

Covanta Energy Corporation

445 South Street

Morristown, NJ 07960

The undersigned, Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting on behalf of itself and the Underwriters listed on Schedule A hereto (collectively, the “Underwriter”), offers to enter into the following agreement with the Niagara Area Development Corporation (the “Issuer”), Covanta Holding Corporation (the “Company”) and Covanta Energy Corporation (the “Guarantor”), which, upon acceptance of this offer by the Issuer, the Company, and the Guarantor will be binding upon the Issuer, the Company and the Guarantor and upon the Underwriter. This offer is made subject to acceptance of this Underwriting Agreement by the Issuer, the Company and the Guarantor on or before 5:00 p.m., New York time, on the date set forth in item 1 of Schedule B attached hereto (the “Date Hereof”). Terms used herein and not otherwise defined shall have the same meanings assigned to them in the Official Statement dated the Date Hereof (the “Official Statement”) relating to the offering of the Bonds (as hereinafter defined).

1. Purchase Price. Upon the terms and conditions and upon the basis of the respective representations, warranties and covenants set forth herein, the Underwriter, jointly and severally, hereby agrees to purchase from the Issuer for offering to the public and the Issuer hereby agrees to sell and deliver to the Underwriter, all (but not less than all) of the (i) $130,000,000 principal amount of Solid Waste Disposal Facility Refunding Revenue Bonds (Covanta Energy Project), Series 2012A (AMT) (the “Series A Bonds”) and (ii) $35,010,000 principal amount of Solid Waste Disposal Facility Refunding Revenue Bonds (Covanta Energy Project), Series 2012B (Non-AMT) (the “Series B Bonds” and, together with the Series A Bonds, the “Bonds”) on the date set forth in item 2 of Schedule B attached hereto or such other date as shall have been mutually agreed upon (the “Closing Date”). The Bonds will be issued pursuant to an Indenture of Trust dated as of November 1, 2012 (the “Indenture”) between the Issuer and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Pursuant to the Loan Agreement dated as of November 1, 2012 (the “Agreement”) between the Issuer and the Company, the Company has covenanted with the Issuer to make loan repayments sufficient to pay when due the principal and purchase price of, premium, if any, and interest, coming due on the Bonds. Pursuant to the Indenture, the Issuer has pledged and assigned to the Trustee all of the Issuer’s right, title and interest in and to the Agreement (with certain specified exceptions). Payment of the principal and purchase price of, and premium, if any, and interest on, the Bonds will be guaranteed pursuant to a Guaranty Agreement, dated as of November 1, 2012, between the Guarantor and the Trustee (the “Guaranty Agreement”).

The aggregate principal amount of the Bonds, the date of the Bonds, the dates of maturities of the Bonds, the redemption provisions, the interest rates and the public offering prices for the Bonds are set forth in item 3 of Schedule B attached hereto, and shall in all other respects be the same Bonds described in the Official Statement. The purchase price to be paid by the Underwriter for the Bonds shall be as set forth in item 4 of Schedule B attached hereto. In consideration of the purchase of the Bonds by the Underwriter, the Company and the Guarantor agree to pay the Underwriter, in immediately available funds, the underwriting commissions in the amounts set forth in item 5 of Schedule B attached hereto, plus reasonable out-of-pocket expenses.

2. The Financing Documents. On the Date Hereof, the Issuer, the Guarantor and the Company shall deliver to the Underwriter a copy of the form of the Agreement, the Indenture, the Guaranty Agreement and the Continuing Disclosure Agreement dated as of November 1, 2012 (the “Continuing Disclosure Agreement” and collectively with the Agreement, the Indenture, the Guaranty Agreement and this Underwriting Agreement, the “Financing Documents”), intended to be executed by the Issuer, the Company, the Guarantor and the Trustee, as applicable.

3. Public Offering. The Underwriter agrees to make a bona fide public offering of all the Bonds at a price not in excess of the respective initial public offering prices set forth in item 3 of Schedule B attached hereto.

On or before the Closing Date, the Underwriter shall furnish to the Issuer a certificate acceptable to Harris Beach PLLC (“Bond Counsel”), signed by the Underwriter setting forth the issue price and the calculation of the yield for fixed yield issues of the Bonds for purposes of Section 148 of the Internal Revenue Code of 1986, as amended (the “Code”) and stating that the Issuer, the Company and Bond Counsel may rely on such certification for purposes of determining compliance with Sections 103, 148 and 149(d) of the Code.

4. Official Statement. In order to enable the Underwriter to comply with Rule 15c2-12 (the “Rule”) under the Securities Exchange Act of 1934 (the “Exchange Act”) and rules of the Municipal Securities Rulemaking Board (the “MSRB”), the Company shall provide to the Underwriter sufficient copies of the Official Statement in electronic word-searchable portable document format, which the Issuer (only with respect to the statements therein with respect to the Issuer under the captions “THE ISSUERS – Niagara Issuer” and “LITIGATION”) and the Company (with respect to all other statements therein) deem final as of its date, in sufficient time to accompany any confirmation that requires payment from any customer and, in any event, within seven (7) business days after the Date Hereof and in no event later than two (2) business days prior to the Closing (hereinafter defined). The Issuer, the Company and the Guarantor hereby authorize the use of the Official Statement by the Underwriter in connection with the public offering and sale of the Bonds. The Issuer, the Company and the Guarantor hereby ratify and confirm the use by the Underwriter prior to the date hereof of the Preliminary Official Statement dated October 19, 2012, as supplemented on October 31, 2012 (as so supplemented, the “Preliminary Official Statement”) in connection with the public offering of the Bonds. The final Official Statement shall be substantially the same (except for insertions, deletions and changes contemplated in the Preliminary Official Statement and this Underwriting Agreement) as the Preliminary Official Statement and shall contain only those substantive changes as are approved by the Underwriter, which approval shall not be unreasonably withheld. The Preliminary Official Statement, as of October 31, 2012, was deemed final (i) by the Issuer (but only with respect to the statements therein with respect to the Issuer under the captions “THE ISSUERS – Niagara Issuer” and “LITIGATION”) and (ii) by the Company and the Guarantor (with respect to all other statements therein) for purposes of the Rule, except for permitted omissions set forth in the Rule.

The Underwriter agrees to provide a certificate at Closing stating that it has filed a copy of the Official Statement with the MSRB in accordance with the Rule and stating whether or not the Underwriter retains any unsold balance of Bonds for sale to the public. In the event that it does so retain for sale to the public any such Bonds as of the Closing, the Underwriter agrees to promptly notify the Issuer, the Company and the Guarantor of the date on which the Underwriter no longer retains any unsold balance of the Bonds for sale to the public.

5. Issuer’s Representations and Warranties. The Issuer hereby represents and warrants to, and agrees with each of the Company, the Guarantor and the Underwriter as follows, all of which shall survive the Closing:

(a) The Issuer is a not-for-profit corporation of the State of New York (the “State”) created pursuant to Section 1411 of the Not-For-Profit Corporation Law of the State (the “Act”), and is authorized to execute and deliver this Underwriting Agreement, the Indenture and the Agreement, to perform its obligations under each, and to issue and sell the Bonds pursuant hereto and to the Indenture.

(b) The Issuer has taken all necessary action and has complied with all provisions of the Constitution of the State and the Act, including but not limited to the making of the findings required by the Act, required to make this Underwriting Agreement, the Agreement, the Indenture and the Bonds the valid obligations they purport to be; and when executed and delivered by the parties hereto and thereto, this Underwriting

Agreement, the Indenture and the Agreement will constitute legal, valid and binding agreements of the Issuer and will be enforceable against the Issuer in accordance with their respective terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(c) When delivered to and paid for by the Underwriter in accordance with the terms of this Underwriting Agreement and the Indenture, the Bonds will constitute legal, valid and binding special obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied, and will be entitled to the benefits of the Indenture.

(d) The Issuer makes no representation or warranty that interest on the Bonds is or will continue to be exempt from federal or state income taxation.

(e) If, after the date of this Underwriting Agreement and until the earlier of (i) ninety (90) days after the Closing Date or (ii) the time when the Official Statement is available to any person from the MSRB, but in no case less than twenty-five (25) days after the Closing Date provided, however, that if the Underwriter provides a Certificate on the Closing Date stating that it still holds Bonds for distribution to the public then such foregoing periods shall be extended until twenty-five (25) days after the “end of the underwriting period” (as such phrase is defined in the Rule), the Issuer becomes aware of any event that would cause the information appearing (i) under the caption “THE ISSUERS – Niagara Issuer” or (ii) under the caption “LITIGATION” (solely as it pertains to the Issuer) in the Official Statement to contain any untrue statement of a material fact or to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer agrees to notify the Underwriter (and for purposes of this paragraph to provide the Underwriter with such information as it may from time to time request), and if in the opinion of the Underwriter such event requires the preparation and publication of a supplement or amendment to the Official Statement, at the Company’s expense to supplement or amend the Official Statement in a form and manner approved by the Underwriter, the Issuer and the Company and to furnish at the Company’s expense to the Underwriter a reasonable number of copies of such supplement or amendment.

(f) With respect to information therein under the headings “THE ISSUERS – Niagara Issuer” and “LITIGATION,” insofar as the information under such captions relates solely to the Issuer, the Preliminary Official Statement was as of October 31, 2012 and is as of the Date Hereof and the Official Statement is as of the Date Hereof and will be as of the Closing true, correct and complete in all material respects and did not, does not and will not omit any material statement which should be included therein for the purpose for which the Preliminary Official Statement or the Official Statement are to be used, or which is necessary to make the statements as to such matters contained therein not misleading in light of the circumstances in which they were made. The Issuer has assumed no responsibility for providing or reviewing any information contained in the Preliminary Official Statement or the Official Statement other than under the captions “THE ISSUERS – Niagara Issuer” and “LITIGATION” insofar as they relate to the Issuer.

(g) To the Issuer’s knowledge, there is no action, suit, proceeding, inquiry or investigation at law or in equity before or by any court, governmental or public entity pending or threatened against or affecting the Issuer (nor is there any basis therefor) that (i) is likely to have a material adverse effect on the financial condition or solvency of the Issuer; (ii) affects or questions the existence or the territorial jurisdiction of the Issuer or the title to office of any official of the Issuer; (iii) affects or seeks to prohibit, restrain or enjoin the execution and delivery of the Financing Documents by the Issuer, the issuance, execution or delivery of the Bonds or the loaning of the proceeds of the Bonds to the Company; (iv) affects or questions the validity or enforceability of the Financing Documents against the Issuer or the Bonds; or (v) questions the power or authority of the Issuer to carry out the transactions contemplated by the Financing Documents or the Bonds. The Issuer shall promptly advise the Underwriter of the institution of any such action, suit, proceeding, inquiry or investigation.

(h) The Issuer will, but at the expense of the Underwriter, furnish such information, execute such instruments and take such other action in cooperation with the Underwriter as the Underwriter may reasonably request to qualify the Bonds for offer and sale under the Blue Sky or other securities laws and regulations of such states and other jurisdictions of the United States as the Underwriter may designate; provided, however, that the Issuer will not be required to qualify as a foreign corporation or to file any general or special consents to service of process under the laws of any state.

6. Representations and Warranties of the Guarantor and Company. As inducement to the Issuer and the Underwriter to enter into this Underwriting Agreement and to make the offering of Bonds herein contemplated, the Company and the Guarantor hereby represent, warrant and agree with each of the Issuer and the Underwriter as follows, all of which shall survive the Closing:

A. The Company represents and warrants to, and agrees with, the Underwriter and the Issuer that:

(a) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and qualified to do business in the State, with full power, authority and legal capacity to own and operate its properties, including the facilities financed and refinanced by the Bonds, and to conduct the business now being and proposed to be conducted by it under the Financing Documents, and has full power, authority and legal capacity to execute, deliver, carry out and perform its obligations under the Financing Documents.

(b) The consolidated financial statements of the Company and its subsidiaries contained or incorporated by reference in Appendix A to the Preliminary Official Statement and to the Official Statement present fairly in all material respects the consolidated financial condition and operations of the Company and its subsidiaries at the respective dates or for the respective periods to which they apply; and such statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Preliminary Official Statement or Official Statement or in its financial statements.

(c) Since the respective dates as of which information with respect to the Company is given in the Official Statement, there has been no material adverse change (not in the ordinary course of business) in the business, properties, condition (financial or otherwise) or operations of the Company and its subsidiaries (taken as a whole) from that set forth in the Official Statement.

(d) The Company has duly authorized all necessary action to be taken by it for: (i) the loan to the Company of the proceeds from the issuance and delivery of the Bonds by the Issuer upon the terms set forth in this Underwriting Agreement, the Agreement and in the Official Statement; (ii) the approval of the Preliminary Official Statement and the Official Statement and the use by the Underwriter of the Preliminary Official Statement and the Official Statement in connection with the sale of the Bonds; and (iii) the execution, delivery and performance by the Company of and under the Financing Documents and any and all such other agreements and documents as may be required to be executed, delivered and received by the Company in order to carry out the transactions contemplated by such instruments and by the Official Statement. This Underwriting Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes, and the other Financing Documents when duly executed and delivered by the Company, assuming the due authorization, execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(e) The execution and delivery of, and compliance with the terms and conditions of, the Financing Documents, and the carrying out and consummation of the transactions contemplated thereby and by the Official Statement, did not at the time of such execution and delivery, do not and will not violate or conflict with any of the terms and provisions of any statute, or any rule, order, regulation, judgment or decree of any court, agency, or other governmental or administrative board or body to which the Company is subject, or conflict with or constitute a breach of or a default under any provision of the Company’s Certificate of Incorporation or by-laws, or any material agreement, indenture, mortgage, lease, deed of trust, or other instrument to which the Company is a party or by which the Company or its properties are bound, except for violations, conflicts, breaches or defaults that would not have a Material Adverse Effect on the Company or its financial position, taken as a whole.

(f) Other than the (A) information provided to the Company by the Underwriters and included on the cover page of the Preliminary Official Statement and the Official Statement relating to interest rates, maturity dates and initial public offering prices of the Bonds, (B) information under the headings “THE ISSUERS,” “LITIGATION” (insofar as the information under such captions relate solely to the Issuer), “UNDERWRITING” and “BOOK-ENTRY ONLY SYSTEM” and (C) Appendices C-1 and C-2 (collectively, the “Excluded Information”), the Preliminary Official Statement was as of October 31, 2012 and is as of the Date Hereof, and the Official Statement is as of the Date Hereof and will be as of the Closing, true and correct in all material respects and did not, does not and will not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has approved and consents to the use of the Preliminary Official Statement and the Official Statement by the Underwriter. For the purposes of this Underwriting Agreement, all documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of the Official Statement and incorporated by reference in the Official Statement shall be deemed to be a supplement to the Official Statement. The Company hereby confirms that the Preliminary Official Statement was deemed “final” (except for permitted omissions and Excluded Information) as of October 31, 2012 by the Company for purposes of paragraph (b)(1) of the Rule.

(g) Other than as disclosed in the Official Statement and any documents incorporated by reference therein, there is no material litigation pending against the Company of a character which could reasonably be expected to materially and adversely affect the Company’s ability to perform its obligations under this Underwriting Agreement, the Continuing Disclosure Agreement or the Agreement, or would otherwise be required to be disclosed in a registration statement of the Company on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder.

(h) The Company will comply with its obligations under the Tax Certificate.

(i) In the past five years, the Company has not failed to comply in any material respect with any previous undertaking in a written contract or agreement of the type specified in paragraph (b)(5)(i) of the Rule.

B. The Guarantor represents and warrants to, and agrees with, the Underwriter and the Issuer that:

(a) The Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and qualified to do business in the State, with full power, authority and legal capacity to own and operate its properties, including the facilities refinanced by the Bonds, and to conduct the business now being and proposed to be conducted by it under the Guarantor Documents (hereinafter defined), and has full power, authority and legal capacity to execute, deliver, carry out and perform its obligations under the Guarantor Documents.

(b) The Guarantor has taken all necessary action to duly authorize the delivery of the Preliminary Official Statement and the Official Statement, and to authorize, execute and deliver this Underwriting Agreement, the Guaranty Agreement and all other documents executed and delivered (or to be executed and delivered) in connection with the issuance of the Bonds and the other transactions contemplated hereby and thereby to which the Guarantor is or is to be a party (collectively, the “Guarantor Documents”) and this Underwriting Agreement has been duly executed and delivered by the Guarantor and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes, and the other Guarantor Documents when duly executed and delivered by the Guarantor, assuming the due authorization, execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(c) The Guarantor has not failed during the previous five years to comply in any material respect with any prior undertakings pursuant to the Rule.

(d) The execution and delivery of, and compliance with the terms and conditions of, the Guarantor Documents, and the carrying out and consummation of the transactions contemplated thereby and by the Official Statement, did not at the time of such execution and delivery, do not and will not violate or conflict with any of the terms and provisions of any statute, or any rule, order, regulation, judgment or decree of any court, agency, or other governmental or administrative board or body to which the Guarantor is subject, or conflict with or constitute a breach of or a default under any provision of the Guarantor’s Certificate of Incorporation or by-laws, or any material agreement, indenture, mortgage, lease, deed of trust, or other instrument to which the Guarantor is a party or by which the Guarantor or its properties are bound, except for violations, conflicts, breaches or defaults that would not have a Material Adverse Effect on the Guarantor or its financial position, taken as a whole.

7. Covenants of the Company and the Guarantor. The Company and the Guarantor covenant and agree with the Issuer and the Underwriter as follows:

(a) If either during (i) the period between the date of this Underwriting Agreement and the Closing Date or (ii) the period between the Closing Date and the date ninety (90) days after the end of the underwriting period (as defined in the Rule) (or, if earlier, the date by which the Official Statement is available to any person from the MSRB, but in no event less than twenty-five (25) days after the end of the underwriting period (as defined in the Rule)), any event shall occur as a result of which it is necessary to amend or supplement the Official Statement in order to make the statements therein, in light of the circumstances when the Official Statement is delivered to a prospective purchaser true and correct in all material respects and with no omission of material facts necessary to make the statements therein, in light of the circumstances in which they were made not misleading, the Company and the Guarantor will cooperate in the preparation of a revised Official Statement or amendments or supplements to the Official Statement so that the statements in the Official Statement, as revised, or the Official Statement, as so amended or supplemented, will not, in light of the circumstances when such Official Statement is delivered to a prospective purchaser, be misleading. As required by Section 4 hereof, the Underwriter shall promptly notify the Company and the Guarantor (i) if the date of the end of the underwriting period (as defined in the Rule) is more than ninety (90) days after the Closing Date, and (ii) regardless of the notice in clause (i) of this sentence, the date that is the end of the underwriting period. In the absence of such notice, the Company and the Guarantor shall deem the end of the underwriting period to be ninety (90) days after the Closing Date;

(b) The Company and the Guarantor will cooperate with the Underwriter and its counsel in any endeavor to qualify the Bonds for offering and sale under the securities or “Blue Sky” laws of such jurisdictions of the United States as the Underwriter may request; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general written consent to suit or service of process in any jurisdiction.

(c) Between the Date Hereof and the Closing, the Company and the Guarantor will not take any action that would cause the representations and warranties contained in Section 6 of this Underwriting Agreement to be untrue as of the Closing. On the Closing Date, the Company and the Guarantor shall deliver or cause to be delivered all opinions, certificates and other documents to be delivered by it or on its behalf as provided for in this Underwriting Agreement, and to deliver such additional certificates and other documents as the Issuer may reasonably request to evidence performance of or compliance with the provisions of this Underwriting Agreement and the transactions contemplated by the Official Statement and the Financing Documents, all such certificates and other documents to be reasonably satisfactory in form and substance to the Underwriter and the Issuer;

(d) In order to permit the Underwriter to satisfy its obligations under Section 4 of this Underwriting Agreement, the Company and the Guarantor will furnish to the Underwriter copies of the Official Statement and any amendments and supplements thereto, in each case as soon as practicable, but in any event in the case of the Official Statement within seven (7) business days of the date of this Underwriting Agreement and in no event less than two (2) business days prior to Closing, which copies shall be furnished at a minimum in such quantities as shall be reasonably requested by the Underwriter to fulfill its obligations under paragraph (b)(4) of Rule 15c2-12;

(e) The Company and the Guarantor shall indemnify and hold harmless (except to the extent, if any, that a court of competent jurisdiction determines that such agreement to indemnify and hold harmless is not enforceable as a result of being contrary to law or public policy) the Issuer, each officer, director, employee and agent of the Issuer and each person, if any, who controls (as such term is defined in Section 15 of the

Securities Act, or Section 20 of the Exchange Act, any of such parties (hereinafter collectively called the “Issuer Indemnified Parties”), against any and all losses, claims, damages, liabilities, costs or expense whatsoever arising out of: (i) any breach by the Company or the Guarantor of any of their representations and warranties as set forth in Section 6 hereof; and (ii) any allegation that there is as of the Date Hereof or as of the Closing Date any untrue statement of a material fact contained in the Indemnified Information (as defined below) or the omission therefrom of any material fact necessary in order to make the statements made in light of the circumstances under which they were made not misleading. In case any claim shall be made or action brought against one or more of the Issuer Indemnified Parties, in respect of which indemnity may be sought against the Company or the Guarantor, the Issuer Indemnified Party or Parties shall promptly notify the Company and the Guarantor in writing setting forth the particulars of such claim or action and the Company and the Guarantor shall assume the defense thereof including the retention of counsel and the payment of all reasonable expenses. The Issuer Indemnified Party or Parties shall have the right to retain separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Issuer Indemnified Party unless (1) the retention of such counsel has been specifically authorized by the Company or the Guarantor, (2) the Issuer Indemnified Party shall have reasonably concluded that there may be a conflict of interest between it and the Company or the Guarantor in the conduct of the defense of such action, or (3) the Company or the Guarantor shall not in fact have employed counsel reasonably satisfactory to such Issuer Indemnified Party. For the purposes of this paragraph and the next succeeding paragraph, the term “Indemnified Information” shall mean the statements and information contained in the Preliminary Official Statement or the Official Statement other than the Excluded Information. The Company and the Guarantor shall not be liable for any settlement of such action effected without their consent, but if settled with the consent of the Company or the Guarantor, or if there is final judgment for the plaintiff in any such action with or without consent, the Company and the Guarantor agree to indemnify and hold harmless the Issuer Indemnified Party or Parties from and against any loss or liability by reason of settlement or judgment to the extent set forth in this paragraph. The indemnity provided in this paragraph includes reimbursement for expenses reasonably incurred by the Issuer Indemnified Parties in investigating the claim and in defending it if the Company and the Guarantor decline to assume the defense. The indemnity provided in this paragraph shall survive the Closing;

(f) The Company and the Guarantor shall indemnify and hold harmless (except to the extent, if any, that a court of competent jurisdiction determines that such agreement to indemnify and hold harmless is not enforceable as a result of being contrary to law or public policy) the Underwriter, each officer, director, employee and agent of the Underwriter and each person, if any, who controls (as such term is defined in Section 15 of the Securities Act or Section 20 of the Exchange Act) any of such parties (hereinafter collectively called the “Underwriter Indemnified Parties”), against any and all losses, claims, damages, liabilities, costs or expense whatsoever arising out of: (i) any breach by the Company or the Guarantor of any of their representations and warranties as set forth in Section 6 hereof; or (ii) any allegation that there is as of the Date Hereof or as of the Closing Date any untrue statement of a material fact contained in the Indemnified Information or the omission therefrom of any material fact necessary in order to make the statements made in light of the circumstances under which they were made not misleading. In case any claim shall be made or action brought against one or more of the Underwriter Indemnified Parties, in respect of which indemnity may be sought against the Company and the Guarantor, the Underwriter Indemnified Party or Parties shall promptly notify the Company and the Guarantor in writing setting forth the particulars of such claim or action and the Company and the Guarantor shall assume the defense thereof including the retention of counsel and the payment of all reasonable expenses; provided, however, that failure to so notify the Company and the Guarantor (1) will not relieve the Company and the Guarantor from their liability unless and to the extent they did not otherwise learn of such action and such failure results in the forfeiture by the Company and the Guarantor of substantial rights and defenses; and (2) will not, in any event, relieve the Company and the Guarantor from any obligations to the Underwriter Indemnified Party or Parties other than the indemnification obligation. The Underwriter Indemnified Party or Parties shall have the right to retain separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (A) the retention of such counsel has been specifically authorized by the Company or the Guarantor, (B) the Underwriter Indemnified Party shall have reasonably concluded that there may be a conflict of interest between it and the Company and the Guarantor in the conduct of the defense of such action, or (C) the Company and the Guarantor shall not in fact have employed counsel reasonably satisfactory to such Underwriter Indemnified Party. The Company and the Guarantor shall not be liable for any settlement of such action effected without their consent, but if settled with the consent of the Company or the Guarantor, or if there is final judgment for the plaintiff in any such action with or without consent, the Company and the Guarantor agree to indemnify and hold harmless the Underwriter Indemnified Party or Parties from and against any loss or liability by reason of settlement or judgment to the extent set forth in this paragraph. The indemnity provided in this paragraph includes reimbursement for expenses reasonably incurred by the Underwriter Indemnified Parties in investigating the claim and in defending it if the Company and the Guarantor decline to assume the defense. The indemnity provided in this paragraph shall survive the Closing.

(g) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in (e) above is for any reason held to be unavailable to the Issuer in accordance with its terms, the Company and the Guarantor, on the one hand, and the Issuer, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Guarantor and the Issuer in such proportions that the Issuer is responsible for that portion represented by the percentage that the Issuer’s issuance expenses (including legal, administrative, financing, and incidental expenses of the Issuer) bears to the initial public offering prices appearing on the inside cover page of the Official Statement and the Company and the Guarantor are responsible for the balance. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in (f) above is for any reason held to be unavailable to the Underwriter in accordance with its terms, the Company and the Guarantor on the one hand and the Underwriter on the other hand shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Guarantor and the Underwriter

in such proportions that the Company and the Underwriter are responsible for that portion represented by the percentage that the Underwriter’s discount or commission on the sale of the Bonds bears to the initial public offering prices appearing on the inside cover page of the Official Statement and the Company and the Guarantor are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, each person, if any, who controls either of the Issuer or the Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Issuer or the Underwriter, as applicable.

8. The Bonds shall be in fully registered form, and one typewritten Bond in the aggregate principal amount of each series and maturity of the Bonds shall be registered initially in the name of CEDE & Co. as nominee of the Depository Trust Company (“DTC”).

9. On the Closing Date, or such other date as shall have been mutually agreed upon, the Issuer, the Company and the Guarantor will deliver to the Underwriter, by delivery of the Bonds to the Trustee as custodial agent for DTC, the Bonds in fully registered definitive form, duly executed and authenticated, together with the other documents hereinafter mentioned, and the Underwriter will accept such delivery and pay the purchase price of the Bonds as set forth in item 4 of Schedule B attached hereto. The Closing will be via the Fast Automated Securities Transfer program “FAST” of DTC and the Bonds will be held by the Trustee, as custodial agent for DTC. Payment for the Bonds as aforesaid shall be made at such place in New York, New York, as shall have been mutually agreed upon. This payment and delivery is herein called the “Closing.” The Bonds will be made available for examination one (1) business day prior to the Closing.

10. The Underwriter’s obligations hereunder to purchase and pay for the Bonds shall be subject to the performance by the Issuer, the Company and the Guarantor of their respective obligations to be performed hereunder at or prior to the Closing and the accuracy in all material respects of the representations and warranties contained herein as of the Date Hereof and as of the Closing and shall be subject to the following:

(a) That at the time of the Closing, (i) the Financing Documents shall be in full force and effect, and shall not have been amended, modified, or supplemented except as may have been agreed to by the Underwriter; and (ii) there shall have been taken in connection with the issuance of the Bonds such actions as, in the opinion of Bond Counsel shall be necessary and appropriate in connection with the transactions contemplated hereby; and

(b) That at or prior to the Closing the undersigned shall receive the following documents:

(i) executed copies of the Financing Documents;

(ii) a copy of the Official Statement executed on behalf of the Company and the Guarantor by their respective authorized officer;

(iii) an opinion of Bond Counsel, dated as of the Closing Date, in substantially the form attached as Appendix C-2 to the Official Statement;

(iv) a certificate, dated as of the Closing Date, of an authorized officer of the Issuer, to the effect that (A) no litigation is pending or, to his or her knowledge, threatened against the Issuer (either in state or federal courts) seeking to restrain or enjoin the issuance, execution or delivery of the Bonds or in any manner questioning the proceedings or authority for the issuance of them or affecting directly or indirectly the validity of the Bonds or of any provisions made or authorized for their payment, including the Underwriting Agreement, the Indenture, and the Agreement or contesting the existence of the Issuer or the title of any of its members or officers to their respective offices (but in lieu of such certificate, the Underwriter may accept an opinion of counsel to the Issuer in form and substance acceptable to the Underwriter, that in their opinion the issues raised in any such pending or threatened litigation are without substance or that the contentions of any plaintiffs therein are without merit); (B) that the representations and warranties of the Issuer contained in the Underwriting Agreement, the Indenture and the Agreement are true and correct in all material aspects as of the Closing; (C) that the resolutions with respect to the Bonds adopted by the Issuer were adopted in accordance with law and the by-laws of the Issuer and remain in full force and effect in the form initially adopted; and (D) that the Agreement, the Underwriting Agreement, the Indenture and the Bonds were executed by duly authorized officers of the Issuer;

(v) a supplemental opinion of Bond Counsel, dated the Closing Date and addressed to the Issuer and the Underwriter, substantially in the form of Exhibit 1 hereto;

(vi) The opinions, dated as of the Closing Date, of (A) Hogan Lovells US LLP and (B) Neal, Gerber & Eisenberg LLP, both special counsel to the Guarantor and the Company, addressed to the Issuer and to the Underwriter, substantially in the forms attached as Exhibit 2 hereto;

(vii) a certificate of the Company and the Guarantor, dated the Closing Date and signed by authorized officers of the Company and the Guarantor, and in form and substance reasonably satisfactory to the Underwriter, to the effect that (i) each of the representations and warranties set forth in Section 6 hereof and in Article V of the Agreement is true and correct on and as of the Closing in all material respects; the Company and Guarantor are not in default with respect to any of the covenants set forth in Section 7 hereof on and as of the Closing; and no Event of Default by the Company or the Guarantor under the Agreement, the Guaranty Agreement or under any of the documents or agreements contemplated therein or under this Underwriting Agreement, and no event which but for the lapse of time or service of notice or both would constitute an Event of Default under the

Agreement or the Guaranty Agreement has occurred and is continuing; (ii) since the Date Hereof, there has been no material adverse change in the business or property or financial condition of the Company or the Guarantor, except as set forth in or contemplated by the Official Statement; (iii) since the date of the Official Statement, there has been no Change of Control (as defined in the Indenture); (iv) except as disclosed in the Official Statement and any document incorporated by reference therein, there is no litigation, action, suit, proceeding, inquiry or investigation of any kind against the Company or the Guarantor before or by any New York or federal court or governmental agency or body pending or, to the best knowledge and belief of the Company and the Guarantor, threatened in writing which in any case or in the aggregate could reasonably be expected to have a Material Adverse Effect, affect or seek to prohibit, restrain or enjoin the execution and delivery of the Financing Documents by the Company or the Guarantor, as applicable, or materially adversely affect the security for the Bonds, or adversely affect the validity or enforceability of the Bonds or the Financing Documents; (v) the information contained in the Preliminary Official Statement, as of October 31, 2012 and as of the Date Hereof, and the Official Statement, as of the Date Hereof and as of the date of the Closing, other than the Excluded Information, was and is true and correct, and did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(viii) the Bonds;

(ix) copies of the resolutions adopted by the Boards of Directors of the Company and the Guarantor authorizing the execution and delivery of the Financing Documents and the approval of the Official Statement, certified by the Secretary or other authorized officer of the Company and the Guarantor as having been duly adopted and being in full force and effect;

(x) rating letters confirming the ratings on the Bonds, as described in the Official Statement;

(xi) the opinion of counsel to the Underwriter, dated the Closing Date, addressed to the Underwriter, in form satisfactory to the Underwriter;

(xii) a copy of the Blue Sky survey with respect to the Bonds,

(xiii) A letter from Ernst & Young LLP addressed to the Underwriter, dated the Closing Date, as to certain financial information in Appendix A to the Official Statement, substantially in the form of Exhibit 3 attached hereto;

(xiv) other certificates of the Issuer, the Company and the Guarantor listed on a closing memorandum to be approved by Bond Counsel and counsel to the Underwriter, including any certificates or representations of the Company, the Guarantor, or other parties required in order for Bond Counsel to deliver the opinion referred to in paragraph (iii) above, as well as legal opinions, certificates, proceedings, instruments and other documents as Bond Counsel may reasonably request to evidence compliance by the Issuer, the Company and the Guarantor with legal requirements, the truth and accuracy, in all material respects as of the time of Closing, of the respective representations of the Issuer, the Company and the Guarantor contained herein and the due performance or satisfaction in all material respects by the Issuer, the Company and the Guarantor at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by the Issuer, the Company and the Guarantor; and

(xv) A Transcript of the proceedings, in the usual form, relating to the authorization and issuance of the Bonds.

11. The Underwriter may terminate this Underwriting Agreement by notification in writing or by facsimile to the Issuer if at any time subsequent to the Date Hereof and at or prior to the Closing:

(a) legislation shall be enacted by the State or the United States introduced in or favorably reported to either the United States House of Representatives or the United States Senate or a decision by a court of the United States or the United States Tax Court shall be rendered or a ruling or regulation (final, temporary or proposed) shall be made by or on behalf of the Treasury Department of the United States, or a release or official statement shall be issued by the President, or the Treasury Department, that makes the revenues or other income of the general character expected to be derived by the Issuer under the Agreement, or the interest received on bonds of the general character of the Bonds, subject to federal income taxation, or New York personal income taxation which would have the effect of changing directly or indirectly the federal income taxation, or New York personal income tax of interest on bonds of the general character of the Bonds in the hands of the owners thereof, which in the reasonable opinion of the Underwriter materially affects the market price of the Bonds adversely; or

(b) (i) the United States shall have become engaged in hostilities that have resulted in a declaration of war or a national emergency or (ii) in the reasonable opinion of the Underwriter there shall have occurred any other outbreak of hostilities, local, national or international, or an escalation thereof, the effect of which on the financial markets of the United States is such as would, in the reasonable opinion of the Underwriter, affect materially and adversely the ability of the Underwriter to market the Bonds; or

(c) there shall have occurred a general suspension of trading on the New York Stock Exchange or additional material restrictions not in force as of the Date Hereof with respect to trading in securities generally, or to the Bonds or similar obligations shall have been imposed which, in the reasonable judgment of the Underwriter, materially adversely affects the market for the Bonds; or

(d) a general banking moratorium shall have been declared by federal or New York state authorities or a major financial crisis or a material disruption in commercial banking shall have occurred which, in the reasonable judgment of the Underwriter, materially adversely affects the market for the Bonds; or

(e) a stop order, ruling, regulation, proposed regulation or statement by or on behalf of the Commission or any other governmental agency having jurisdiction of the subject matter shall be issued or made to the effect that the issuance, offering, sale or distribution of obligations of the general character of the Bonds is in violation or would be in violation of any provisions of the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); or

(f) any legislation shall be enacted or any action shall be taken by the Commission or any other agency of the Federal government having jurisdiction of the subject matter or a court of competent jurisdiction, which has the effect of requiring registration of the Bonds under the Securities Act, or the Indenture, or any other document executed in connection with the transactions contemplated herein, to be qualified under the Trust Indenture Act; or that the issuance, offering, or sale of obligations of the general character of the Bonds, as contemplated hereby or by the Official Statement or otherwise, is or would be in violation of Federal securities law as amended and then in effect; or

(g) any event or condition shall occur that, in the reasonable judgment of the Underwriter, renders untrue or incorrect, in any material respect as of the time to which the same purports to relate, the information contained in the Official Statement, or that requires that information not reflected in such Official Statement should be reflected therein in order to make the statements and information contained therein, in light of the circumstances under which they were made, not misleading in any material respect as of such time; provided that the Issuer, the Company, the Guarantor and the Underwriter will use their best efforts to amend or supplement the Official Statement to reflect, to the satisfaction of the Underwriter, such changes in or additions to the information contained in the Official Statement; or

(h) the Company or the Bonds shall be downgraded by a rating agency that rates the Company or the Bonds (Moody’s, Standard & Poor’s or Fitch).

If the obligations of the Underwriter to purchase and accept delivery of the Bonds shall be terminated for any reason permitted by this Underwriting Agreement, this Underwriting Agreement shall terminate and no party shall be under further obligation hereunder; except that the obligations for the payment of expenses, as provided in Section 12 hereof, shall continue in full force and effect.

12. Payment of Expenses. All expenses and costs of the Issuer incident to the performance of its obligations in connection with the authorization, sale and delivery of the Bonds to the Underwriter, specifically including, without limiting the generality of the foregoing, the cost of preparing, printing or reproducing the Bonds, the Preliminary Official Statement, the Official Statement, the Financing Documents, and all ancillary papers, and reasonable fees and expenses of Bond Counsel, Company counsel and Underwriter’s counsel as previously agreed, shall be paid by the Company.

All expenses and costs incurred by the Company and the Guarantor in connection with the transactions contemplated hereunder shall be paid by the Company and the Guarantor, including any expenses incurred by the Underwriter on behalf of the Company’s or the Guarantor’s employees that are incidental to implementing this Underwriting Agreement, including, but not limited to meals of those employees. In addition, if the Closing does not occur as a result of the failure of the Company or the Guarantor to meet their respective obligations hereunder, including without limitation the satisfaction of the conditions to Closing set forth in Section 10, the Company and the Guarantor shall reimburse the Underwriter for all reasonable out-of-pocket expenses, including but not limited to reasonable counsel fees, including the cost of producing this Underwriting Agreement, the fees and expenses for qualification of Bonds for sale under state securities laws and preparation of the Blue Sky memoranda, incurred by them in connection with the contemplated transactions hereunder. The Underwriter shall pay all of the other costs and expenses incurred by it in connection with the public offering and distribution of the Bonds.

In order to ensure compliance with applicable state and/or local ethics statutes that may apply to employees of the Issuer as well as federal securities regulations that may apply to the Underwriter, the Issuer shall be responsible for, and upon presentation by the Underwriter of a bill to the Issuer, shall pay any expenses on behalf of the Issuer’s employees that are incidental to implementing this Underwriting Agreement, including, but not limited to, meals, transportation, lodging and entertainment of those employees.

13. Underwriter’s Representations and Agreements. The Underwriter hereby represents, warrants and agrees as follows:

(a) The Underwriter has neither requested nor received from (nor does the Underwriter expect to receive from or have reviewed by) the Issuer or any of its directors, officers, employees or agents any information with respect to the Company, the Guarantor, the Project, the Bonds or the security purported to be afforded by the Indenture and the Agreement, or otherwise, except for any such information that is included within the express representations and warranties of the Issuer in this Underwriting Agreement, the Indenture or the Agreement or under the captions “THE ISSUERS – Niagara Issuer” and “LITIGATION” (in each case solely with respect to the information pertaining to the Issuer) in the Official Statement or in any other instrument delivered to the Underwriter by or on behalf of the Issuer in connection with the transactions contemplated hereby or thereby.

(b) The Underwriter has not relied and does not rely on any findings or action taken by the Issuer or the findings made by the Issuer as required by the Act as constituting information with respect to the Company, the Guarantor, the Project, the Bonds or the security purported to be afforded by the Indenture and the Agreement, or otherwise.

(c) Neither the Issuer nor any of its directors, officers, employees or agents shall have any responsibility to the Underwriter for the completeness of the information obtained by the Underwriter from any source with respect to the Company or the Guarantor or their assets, businesses, circumstances, financial conditions and properties, or with respect to the Project, the Bonds or the security purported to be afforded by the Indenture and the Agreement, or otherwise, or, subject only to the exceptions stated in (a) above, for the accuracy of such information and the Underwriter acknowledges that, as between itself and the Issuer, the Underwriter assumes responsibility for obtaining such information and making such investigation as it deems necessary or desirable in connection with its decision to purchase the Bonds.

14. Notices. Any notice or other communication to be given to the Issuer under this Underwriting Agreement may be given by mailing or delivering the same in writing to the Issuer at its address set forth above, Attn: Executive Director; any notice or other communication to be given to the Company under this Underwriting Agreement may be given by mailing or delivering the same in writing to the Company at its address set forth above, Attn: Brad Helgeson, Treasurer; any notice or other communication to be given to the Guarantor under this Underwriting Agreement may be given by mailing or delivering the same in writing to the Guarantor at its address set forth above, Attn: Brad Helgeson, Treasurer; and any notice or other communication to be given to the Underwriter under this Underwriting Agreement may be given by mailing or delivering the same in writing to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mailcode: CA5-705-11-00, 555 California Street, Suite 1160, San Francisco, California 94104, Attention: Lawrence N. Tonomura.

15. Parties. This Underwriting Agreement is made solely for the benefit of the Issuer, the Underwriter (including the successors or assigns of any Underwriter) the Company and the Guarantor and no other person shall acquire or have any right hereunder or by virtue hereof. All of the Issuer’s, the Company’s and the Guarantor’s representations, warranties and agreements in this Underwriting Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter and delivery of and payment for the Bonds hereunder.

16. Underwriter Not a Fiduciary. Each of the Company, the Guarantor and Issuer, acknowledge and agree that the primary role of the Underwriter is to purchase securities for resale to investors in an arm’s length commercial transaction between the Issuer, the Company, the Guarantor and the Underwriter, and the Underwriter has financial and other interests that differ from those of the Issuer, the Company and the Guarantor. The Underwriter is acting as a principal hereunder and not as an agent of or a fiduciary to any party to this Underwriting Agreement. The Underwriter is not acting and has not acted as a municipal advisor or financial advisor to any party with respect to this Underwriting Agreement. The Underwriter’s engagement in the transactions described herein and in the Financing Documents, and all discussions and undertakings leading up thereto, is solely as an underwriter; such engagement shall not be, or shall not be construed to be, in any other capacity. Each of the Issuer, the Company and the Guarantor hereby acknowledge and agree that it is solely responsible for making its own judgments in connection with the transactions described herein and in the Financing Documents, regardless of whether the Underwriter has advised or is currently advising the Issuer, the Company or the Guarantor on any other matters, whether or not related to such transactions and each have consulted their own legal, financial and other advisors to the extent they deemed appropriate.

17. Governing Law. This Underwriting Agreement shall be governed by and construed in accordance with the laws of the State and shall constitute an instrument under seal thereunder.

[Signatures on next page]

18. Counterparts. This Underwriting Agreement may be executed in any number of counterparts, all of which taken together shall be one and the same instrument, and any parties hereto may execute this agreement by signing any such counterpart.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Representative of the Underwriters

By:	/s/ Lawrence N. Tonomura
Name: Lawrence N. Tonomura
Title: Managing Director

Accepted and Agreed to as of the Date Hereof

NIAGARA AREA DEVELOPMENT CORPORATION

By:	/s/ Henry M. Sloma
Name: Henry M. Sloma
Title: Chairperson

Accepted and Agreed to as of the Date Hereof COVANTA HOLDING CORPORATION

By:	/s/ Sanjiv Khattri
Name: Sanjiv Khattri
Title: Chief Financial Officer

COVANTA ENERGY CORPORATION

By:	/s/ Sanjiv Khattri
Name: Sanjiv Khattri
Title: Chief Financial Officer

[Signature page to Purchase Contract]

SCHEDULE A

List of Underwriters

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Guggenheim Securities, LLC

TD Securities (USA) LLC

Schedule A-1

SCHEDULE B

$130,000,000

Niagara Area Development Corporation

Solid Waste Disposal Facility Refunding Revenue Bonds

(Covanta Energy Project)

Series 2012A (AMT)

$35,010,000

Niagara Area Development Corporation

Solid Waste Disposal Facility Refunding Revenue Bonds

(Covanta Energy Project)

Series 2012B (Non-AMT)

Item

Number

1.	Date of this Underwriting Agreement: November 2, 2012

2.	Closing Date: November 15, 2012

3.	(a) Aggregate principal amount of the Bonds: Series 2012A: $130,000,000

  Series 2012B: $ 35,010,000

(b)	Date of the Bonds: November 15, 2012

(c)	Date of Maturities: Series 2012A: November 1, 2042

   Series 2012B: November 1, 2024

(d)	Interest rates and public offering prices of Bonds:

	Interest Rate	Public Offering Price
Series 2012A:	5.25%	100%
Series 2012B:	4.00%	100%

(e)	Optional Redemption Provisions of the Bonds

The Bonds are subject to redemption at the option of the Issuer upon written direction of the Company as provided in the Agreement, at the times and at the redemption prices set forth below:

(i) On or after November 1, 2017 (the “Initial Optional Redemption Date”), at any time, in whole or in part, at a redemption equal to the principal amount of Bonds to be redeemed plus accrued interest, if any, to the date fixed for redemption.

(ii) The Bonds shall otherwise be subject to redemption as set forth in the Indentures.

Schedule B-1

4.	Purchase Price of the Bonds:

Series 2012A: $130,000,000

Series 2012B: $ 35,010,000

5.	Underwriting Commission (plus reasonable out-of-pocket expenses):

Series 2012A: $1,040,000

Series 2012B: $ 280,080

Schedule B-2

EXHIBIT 1

FORM OF SUPPLEMENTAL OPINION OF BOND COUNSEL

Upon the delivery of the Niagara Bonds, Harris Beach PLLC, Bond Counsel to the Niagara Area Development Corporation, proposes to deliver its legal opinion in substantially the following form:

November 15, 2012

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As representative of the Underwriters

555 California Street, Suite 1160

San Francisco, CA 94104

Re:	Niagara Area Development Corporation $[ ] Solid Waste Disposal Facility Refunding Revenue Bonds (Covanta Energy Project), Series 2012A and Niagara Area Development Corporation $[ ] Solid Waste Disposal Facility Refunding Revenue Bonds (Covanta Energy Project), Series 2012B

Ladies and Gentlemen:

In connection with the issuance by the Niagara Area Development Corporation (the “Issuer”) of its $[            ] Solid Waste Disposal Facility Refunding Revenue Bonds (Covanta Energy Project), Series 2012A (the “Series 2012A Bonds”), and its $[            ] Solid Waste Disposal Facility Refunding Revenue Bonds (Covanta Energy Project), Series 2012B (the “Series 2012B Bonds” and, together with the Series 2012A Bonds, the “Bonds”), which are being delivered today pursuant to a certain Underwriting Agreement, dated November [    ], 2012 (the “Underwriting Agreement”) by and among the Issuer, Covanta Holding Corporation (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representative of the Underwriters (the “Underwriters”) we have examined (a) a certain Indenture of Trust, dated as of November 1, 2012, by and between the Issuer and Wells Fargo Bank, N.A., as trustee (the “Trustee”); (b) a certain Official Statement, dated November [    ], 2012 (the “Official Statement”) of the Issuer and the Company relating to the initial offering and sale of the Bonds; (c) an executed copy of the Underwriting Agreement; and (d) the record of proceedings relating to the issuance and delivery of the Bonds.

As bond counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, opinions and documents as we have deemed necessary or appropriate for the purposes of the opinions rendered herein. In such examination, we have assumed the genuineness of all signatures, the authenticity and due execution of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. As to any facts material to our opinion we have relied, without having made any independent investigation, upon the aforesaid instruments, certificates, opinions and documents. All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Official Statement.

Exhibit 1-1

Based upon and subject to the foregoing, although we assume no responsibility for the accuracy or completeness of factual information contained in the Official Statement, we are of the opinion that the information contained in the Official Statement (other than financial and statistical data contained therein, as to which no opinion is expressed), under the headings “INTRODUCTION” (except for the information contained under the subheadings “The Company and the Guarantor”, “Security for the Bonds”, and “Nature of Offerings” and except for information relating to the Massachusetts Issuer and the Massachusetts Bonds as to which no opinion is expressed), “SECURITY FOR THE BONDS” (except for information relating to the Massachusetts Bonds, as to which no opinion is expressed), “THE BONDS” (except for the information contained under the subheading “Book Entry Only System” and except for information relating to the Massachusetts Bonds as to which no opinion is expressed), “TAX MATTERS” (except for information under the subheading “Massachusetts Bonds”, as to which no opinion is expressed), and in “APPENDIX B — Selected Definitions and Summary of Legal Documents (except for information relating to the Massachusetts Bonds, as to which no opinion is expressed) fairly and accurately summarize certain provisions of the documents or matters of law indicated therein.

Additionally, we are of the opinion that the Bonds and the Guaranty are exempt securities within the meaning of the Securities Exchange Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and no registration of the Bonds and the Guaranty under the Securities Exchange Act of 1933, as amended, or of the Indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer and sale of the Bonds.

In the course of the preparation of the Official Statement, we participated in numerous conferences and conversations with certain of the Issuer’s officials and also consulted with representatives of the Company and the Underwriter. In this connection, we did not undertake any independent examination or review of, or otherwise attempt to make any independent verification of (i) any records or proceedings of, or any factual matters relating to or otherwise involving the Issuer or the Company, or (ii) any other factual matters contained in the Official Statement. Accordingly, except with respect to the statements and summaries referred to in the paragraph above, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Official Statement. Further, we are not in a position to provide, and we hereby expressly disclaim, any commentary or assurances contained in the Official Statement. Subject to the foregoing limitations with respect to our engagement, no information has come to our attention in connection with the preparation of the Official Statement or in our conferences or conversations referred to above which has caused us to believe that the Official Statement, as of the date thereof, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The opinions expressed herein may be relied upon in connection with your purchase of the Bonds, but may not be quoted or communicated to others without our prior written consent and may not be relied upon by anyone other than you.

Very truly yours,

Exhibit 1-2

EXHIBIT 2

FORMS OF OPINIONS OF COMPANY AND GUARANTOR SPECIAL COUNSEL

Hogan Lovells US LLP 875 Third Avenue New York, NY 10022 T +1 212 918 3000 F +1 212 918 3100 www.hoganlovells.com

November    , 2012

To the Persons

    Listed on Appendix A hereto

Re:	Covanta Holding Corporation

Ladies and Gentlemen:

This firm has acted as counsel to (i) Covanta Holding Corporation, a Delaware corporation (the “Borrower”), and (ii) Covanta Energy Corporation, a Delaware corporation (the “Guarantor”), in connection with that certain Underwriting Agreement dated as of                 , 2012 (the “Underwriting Agreement”), among Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting on behalf of itself, Barclays Capital Inc., Guggenheim Securities, LLC and TD Securities (USA) LLC (collectively, the “Underwriters”), Niagara Area Development Corporation (the “Issuer”), the Borrower and the Guarantor, regarding the purchase by the Underwriters of (i) $130,000,000 principal amount of the Issuer’s Solid Waste Disposal Facility Revenue Refunding Bonds (Covanta Energy Project) Series 2012A (AMT) and (ii) $35,010,000 principal amount of the Issuer’s Solid Waste Disposal Facility Revenue Refunding Bonds (Covanta Energy Project) Series 2012B (Non-AMT) (collectively, the “Bonds”). This opinion letter is furnished to you pursuant to the requirements set forth in Section 11(b)(vi) of the Underwriting Agreement in connection with the closing of the transactions contemplated thereunder on the date hereof (the “Closing”).

For purposes of this opinion letter, we have examined copies of the documents listed on Schedule 1 attached hereto (the “Documents”). The Borrower and the Guarantor are sometimes hereinafter referred to collectively as the “Companies” and each, individually, as a “Company.” The Documents numbered (1) through (6) in Schedule 1 attached hereto are sometimes hereinafter referred to collectively as the as the “Transaction Documents.” The Documents numbered (2) through (6) in Schedule 1 attached hereto are sometimes hereinafter referred to collectively as the “Loan Documents.” Certain other capitalized terms used herein are defined in Schedule 1 attached hereto.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. Hogan Lovells refers to the international legal practice comprising Hogan Lovells US LLP, Hogan Lovells International LLP, Hogan Lovells Worldwide Group (a Swiss Verein), and their affiliated businesses with offices in: Abu Dhabi  Alicante  Amsterdam  Baltimore  Beijing  Berlin Boulder   Brussels  Caracas  Colorado Springs  Denver  Dubai  Dusseldorf  Frankfurt  Hamburg  Hanoi  Ho Chi Minh City  Hong Kong  Houston  London  Los Angeles  Madrid  Miami  Milan  Moscow  Munich  New York  Northern Virginia  Paris Philadelphia  Prague Rome  San Francisco  Shanghai  Silicon Valley  Singapore  Tokyo  Ulaanbaatar  Warsaw  Washington DC Associated offices: Budapest  Jeddah  Riyadh  Zagreb

Exhibit 2-1

To the Persons

    Listed on Appendix A hereto

November     , 2012

In our examination of the Transaction Documents and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Loan Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to all matters of fact relevant to the opinions expressed and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) each of the parties to the Transaction Documents (other than the Companies) has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and each such party has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Documents against the other parties thereto, (ii) each of the parties to any of the Transaction Documents (other than the Companies) has duly authorized, executed and delivered each of the Transaction Documents to which it is a party, (iii) each of the parties to any of the Transaction Documents is at all relevant times validly existing and in good standing in all necessary jurisdictions (other than the Companies in the States of Delaware and New York), (iv) each of the Transaction Documents to which any party to the Transaction Documents (other than the Companies) is a party constitutes a valid and binding obligation, enforceable against each such party in accordance with its terms, (v) there has been no mutual mistake of fact or misunderstanding, or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Transaction Documents, and the conduct of all parties to the Transaction Documents has complied with any requirements of good faith, fair dealing and conscionability and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties, that would, in either case, define, supplement or qualify the terms of the Transaction Documents. We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.

For purposes of the opinions set forth in paragraphs (d) and (e) below, we have made the following further assumptions: (i) that all orders, judgments, decrees, agreements and contracts would be interpreted in accordance with their plain meaning and that the meaning of terms in such agreements and contracts would be what lawyers generally understand them to mean under Applicable New York Law (as hereinafter defined), notwithstanding that such agreements and contracts may be governed by the laws of a different jurisdiction; (ii) that the Companies will not in the future take any discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a breach or default under any order, judgment, decree, agreement or contract; (iii) that the Companies will obtain all permits, consents and governmental approvals required in the future, and take all actions required, which are relevant to subsequent consummation of the transactions contemplated under the Transaction Documents or performance of the Transaction Documents; and (iv) that all parties to the Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.

Exhibit 2-2

To the Persons

    Listed on Appendix A hereto

November     , 2012

This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) as to the opinions expressed in paragraphs (a), (b), (d)(i) and (e)(ii), the Delaware General Corporation Law (the “Delaware Corporation Act”); (ii) as to the opinions expressed in paragraphs (c), (d)(ii), (e)(i) and (f), subject to the exclusions and limitations set forth in this opinion letter, internal New York law (“Applicable New York Law”); (iii) as to the opinions expressed in paragraphs (d)(ii) and (e)(iii), subject to the exclusions and limitations set forth in this opinion letter, federal statutes and regulations (“Applicable Federal Law”), and (iv) as to the opinion expressed in paragraph (g) below, the Securities Act of 1933 and the regulations promulgated thereunder (the “Securities Act”).

Based upon, subject to and limited by the assumptions, qualifications, exceptions and limitations set forth in this opinion letter, we are of the opinion that:

(a) The Borrower is validly existing as a corporation and in good standing under the laws of the State of Delaware as of the date of the Borrower Good Standing Certificate. The Guarantor is validly existing as a corporation and in good standing under the laws of the State of Delaware as of the date of the Guarantor Good Standing Certificate.

(b) Each of the Companies has the corporate power to execute, deliver and perform the Transaction Documents to which it is a party. The execution, delivery and performance by each of the Companies of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action of such Company.

(c) (i) Each of the Transaction Documents to which each Company is a party has been duly executed and delivered by such Company

(ii) Each of the Loan Documents to which each Company is a party constitutes a valid and binding obligation of such Company, enforceable against such Company in accordance with its terms.

(d) The execution, delivery and performance on the date hereof by each Company of the Loan Documents to which it is a party do not (i) violate the Delaware Corporation Act or (in the case of the Borrower) the Borrower Organizational Documents or (in the case of the Guarantor) the Guarantor Organizational Documents or (ii) violate any provision of Applicable Federal Law or any provision of Applicable New York Law. We express no opinion in this letter as to the indemnification and contribution provisions set forth in the Underwriting Agreement.

(e) (i) No approval or consent of, or registration or filing with, the Office of the Secretary of State of the State of New York is required to be obtained or made by either Company under Applicable New York Law in connection with the execution, delivery and performance on the date hereof by such Company of the Loan Documents to which it is a party.

(ii) No approval or consent of, or registration or filing with the Office of the Secretary of State of the State of Delaware is required to be obtained or made by either Company under the Delaware Corporation Act in connection with the execution, delivery and performance on the date hereof by such Company of the Loan Documents to which it is a party.

(iii) No approval or consent of, or registration or filing with, any federal governmental agency is required to be obtained or made by either Company under Applicable Federal Law in connection with the execution, delivery and performance on the date hereof by such Company of the Loan Documents to which it is a party.

Exhibit 2-3

To the Persons

    Listed on Appendix A hereto

November     , 2012

(f) The information in the Preliminary Official Statement and the Official Statement under the headings “APPLICATION OF PROCEEDS”, “SECURITY FOR THE BONDS” “– General” (except the last two paragraphs thereof), “– The Agreement”, “– The Guaranty”, “—No Credit Enhancement or Mortgage” and “—Ranking of the Bonds”, “THE BONDS” (other than under “Book-Entry System”) and “CONTINUING DISCLOSURE AGREEMENTS” and Appendix B to the Preliminary Official Statement and the Official Statement (collectively the “Company Information”), to the extent that such Company Information constitutes summaries of certain provisions of the Loan Documents to which either Company is a party, has been reviewed by us and is accurate in all material respects as of the respective dates of the Preliminary Official Statement and the Official Statement, and insofar as such Company Information constitutes matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects as of the respective dates of the Preliminary Official Statement and the Official Statement.

(g) The Bonds are not subject to the registration requirements of the Securities Act.

**************

Based solely upon the Company Officers’ Certificates (as defined in Schedule 1 hereto) and a review of this firm’s litigation docket, we are not representing either of the Companies in any pending litigation in which either of the Companies is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, any of the Transaction Documents.

In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, the opinions expressed in paragraph (c) above are subject to the qualification that certain rights, remedies, waivers and other provisions of the Loan Documents may not be enforceable in accordance with their terms, but, subject to the assumptions, qualifications, exceptions and limitations set forth elsewhere in this opinion letter, such unenforceability would not render the Loan Documents invalid as a whole or preclude (i) the judicial enforcement of the obligations of the Borrower to make payments pursuant to the terms of the Loan Agreement sufficient to pay when due the principal of the Bonds and interest thereon at the rate or rates (but not including any increase in rate after default) set forth in the Bonds or (ii) the acceleration by the Trustee of the Borrower’s obligation to pay such principal, together with such interest, after a default by the Borrower in the payment of such principal or interest.

In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

Exhibit 2-4

To the Persons

    Listed on Appendix A hereto

November     , 2012

We express no opinion in this letter as to any other laws and regulations not specifically identified above as being covered hereby (and, in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein). We express no opinion in this letter as to federal or state securities laws or regulations, antitrust, unfair competition, banking, aviation, energy, environmental, land use, building, construction, labor, employee rights and benefits, occupational health and safety, or tax laws or regulations, or laws or regulations of any political subdivision below the state level. The opinions set forth in paragraphs (c), (d) and (e) above are based upon a review of only those laws and regulations (not otherwise excluded in this letter) that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Loan Documents.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the Closing under the Underwriting Agreement on the date hereof and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Very truly yours,

HOGAN LOVELLS US LLP

Exhibit 2-5

Appendix A

Niagara Area Development Corporation

6311 Inducon Corporate Drive, Suite 1

Sanborn, New York 14132

Wells Fargo Bank, National Association

    as Trustee

283 Commack Road, Suite 207

Commack, New York 11725

Merrill Lynch, Pierce, Fenner & Smith Incorporated

    as Representative of the Underwriters

555 California Street, Suite 1160

San Francisco, California 94104

Exhibit 2-6

Schedule 1

Documents Reviewed

1.	Executed copy of the Underwriting Agreement.

2.	Executed copy of the Loan Agreement, dated as of the date hereof, between the Issuer and the Borrower (the “Loan Agreement”).

3.	Executed copy of the Guaranty Agreement, made as of the date hereof, by and between the Guarantor and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

4.	[Executed copy of the Environmental Compliance and Indemnification Agreement, dated as of the date hereof, by and between the Borrower and .]

5.	Executed copy of the Tax Certificate and Agreement, dated the date hereof, between the Issuer and the Borrower.

6.	Executed copy of the Continuing Disclosure Agreement, date as of the date hereof, entered into by the Borrower.

7.	Preliminary Official Statement dated October 19, 2012 2012 relating to the Bonds (the “Preliminary Official Statement”).

8.	Official Statement dated , 2012 relating to the Bonds (the “Official Statement”).

9.	A [specimen] copy of the [executed] [global certificate representing] [form of] the Bonds [, as set forth in ].

10.	The Certificate of Incorporation of the Borrower, as certified by the Secretary of State of the State of Delaware on , 2012, and as certified by the [Secretary] of the Borrower on the date hereof as being complete, accurate and in effect.

11.	The Certificate of Incorporation of the Guarantor, as certified by the Secretary of State of the State of Delaware on , 2012, and as certified by the [Secretary] of the Borrower on the date hereof as being complete, accurate and in effect.

12.	The Bylaws of the Borrower, as certified by the [Secretary] of the Borrower on the date hereof as being complete, accurate and in effect (collectively with the document referred to item 10 above, the “Borrower Organizational Documents”).

13.	The Bylaws of the Guarantor, as certified by the [Secretary] of the Guarantor on the date hereof as being complete, accurate and in effect (collectively with the document referred to item 11 above, the “Guarantor Organizational Documents”).

14.	Certain resolutions of the Board of Directors of the Borrower adopted at a meeting held on , 2012, as certified by the [Secretary] of the Borrower on the date hereof as being complete, accurate and in effect, relating to the authorization of the Transaction Documents to which the Borrower is a party and arrangements in connection therewith.

Exhibit 2-7

15.	Certain resolutions of the Board of Directors of the Guarantor adopted at a meeting held on , 2012, as certified by the [Secretary] of the Guarantor on the date hereof as being complete, accurate and in effect, relating to the authorization of the Transaction Documents to which the Guarantor is a party and arrangements in connection therewith.

16.	A certificate of good standing of the Borrower issued by the Secretary of State of the State of Delaware dated , 2012 (the “Borrower Standing Certificate”.

17.	A certificate of good standing of the Guarantor issued by the Secretary of State of the State of Delaware , 2012 (the “Guarantor Good Standing Certificate”).

18.	A certificate of an officer of the Borrower, dated as of the date hereof, as to certain facts relating to the Borrower.

19.	A certificate of an officer of the Guarantor, dated as of the date hereof, as to certain facts relating to the Guarantor.

Exhibit 2-8

November    , 2012

Niagara Area Development Corporation

631 Inducon Corporate Drive, Suite 1

Sanborn, NY 14132

Merrill Lynch, Pierce, Fenner & Smith Incorporated

    As Representative of the several Underwriters named in

    Schedule A attached to the Agreement Referred to Below

555 California Street, Suite 1160

San Francisco, California 94104

Re:	Covanta Holding Corporation – Series 2012A and 2012B Niagara Bonds

Ladies and Gentlemen:

We have acted as special counsel for Covanta Holding Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Niagara Area Development Corporation (the “Issuer”), on behalf of the Company, of (a) $130,000,000 of principal amount of Niagara Area Development Corporation Solid Waste Disposal Facility Refunding Revenue Bonds (Covanta Energy Project), Series 2012A (AMT) (the “Series A Bonds”), and (ii) $35,010,000 of principal amount of Niagara Area Development Corporation Solid Waste Disposal Facility Refunding Revenue Bonds (Covanta Energy Project), Series 2012B (Non-AMT) (the “Series B Bonds” and, together with the Series A Bonds, the “Bonds”) pursuant to that certain Underwriting Agreement dated as of November    , 2012 among the Company, Covanta Energy Corporation, the Issuer and the Underwriters named therein (the “Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

This statement is delivered to you at the request of the Company pursuant to Section 10(b)(iv) of the Agreement. We have acted as special counsel to the Company on a regular basis, including in connection with the preparation of Appendix A to the Preliminary Official Statement and Appendix A to the Official Statement, and, based on the foregoing, no information has been disclosed to us that gives us reason to believe that and, on the basis of the foregoing, no facts have come to our attention which causes us to believe that:

(a) Appendix A to the Preliminary Official Statement, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading;

Exhibit 2-9

Niagara Area Development Corporation

Merrill Lynch, Pierce, Fenner & Smith Incorporated

November     , 2012

(b) Appendix A to the Official Statement, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading; or

(c) the information under the headings “INTRODUCTION – The Company and the Guarantor” and “LITIGATION – The Guarantor and the Company” in the Preliminary Official Statement and the Official Statement, as of their respective dates and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading, except that, in each case, we express no opinion or belief with respect to the financial statements or other financial or statistical data contained in or incorporated by reference in or omitted from the Preliminary Official Statement (including Appendix A thereto) or the Official Statement (including Appendix A thereto) . The foregoing statement is qualified to the effect that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Official Statement (including Appendix A thereto) or the Official Statement (including Appendix A thereto).

This statement is rendered solely for the benefit of the Issuer and the Underwriters and any transferee of any Bonds. This statement may not be used, circulated, quoted, relied upon or otherwise referred to by any other person without our prior written consent, except as may be required by applicable law or regulation and except that this letter may be included in the transcript of proceedings for the Bonds. This statement is limited to the matters expressly set forth herein and no statement is implied or may be inferred beyond the matters expressly set forth herein. The statement expressed herein is given as of the date hereof, and we disclaim any obligation to notify you of any changes with respect to the matters addressed herein which may occur after the date of this statement or any change in law that may hereafter occur, whether by legislative action, judicial decision, or in any other manner.

Please be advised that certain partners of our firm and attorneys associated with our firm may beneficially own shares of common stock of the Company.

Sincerely,

NEAL, GERBER & EISENBERG LLP

Exhibit 2-10

EXHIBIT 3

AUDITOR LETTER

This draft is furnished solely for the purpose of indicating the form of the letter that we would expect to be able to furnish Merrill Lynch, Pierce, Fenner & Smith Incorporated in response to their request, the matters expected to be covered in the letter, and the nature of the procedures which we would expect to carry out with respect to such matters. Based on our discussions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, it is our understanding that the procedures outlined in this draft letter are those they wish us to follow. Unless Merrill Lynch, Pierce, Fenner & Smith Incorporated informs us otherwise, we shall assume there are no additional procedures they wish us to follow. The text of the letter itself will depend, of course, upon the results of the procedures, which we would not expect to complete until shortly before the letter is given and in no event before the cutoff date indicated therein. The restrictions expressed in the concluding paragraph apply to this draft.

November [XX], 2012

Covanta Holding Company

445 South Street

Morristown, New Jersey 08960

    and

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representative for the several Underwriters named in Schedule A of the Underwriting

Agreement dated November [XX,] 2012

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

We have audited the consolidated balance sheets of Covanta Holding Corporation (the “Company”) and subsidiaries as of December 31, 2011 and 2010 and the consolidated statements of income, equity, and cash flows for each of the three years in the period ended December 31, 2011, all incorporated by reference in the Official Statement for $335,000,000 of tax exempt bonds that will be issued through the Massachusetts Development Finance Agency and the Niagara Area Development Corporation. Our reports with respect thereto also are incorporated by reference in such Official Statement. Those financial statements have not yet been revised to reflect the adoption of ASU 2011-05, Presentation of Comprehensive Income, as amended by ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This Official Statement, dated November XX, 2012, is herein referred to as the “Official Statement.”

We are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act of 1933 (the “Act”) and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).

We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2011. The purpose (and therefore the scope) of our audit for the year ended December 31, 2011 was to enable us to express our opinion on the consolidated financial statements as of December 31, 2011, and for the year then ended, but not on the

Exhibit 3-1

financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheets as of March 31, 2012, June 30, 2012 or September 30, 2012, and the unaudited consolidated condensed statements of income, equity, and cash flows for the three month period ended March 31, 2012, the three and six-month periods ended June 30, 2012 and the three and nine-month periods ended September 30, 2012 and 2011, incorporated by reference in the Official Statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2011.

1.	At your request, we read the 2012 minutes of meetings of the shareholders and the Board of Directors and its sub-committees, of the Company and its subsidiaries as set forth in the minute books through November [XX], 2012, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the meetings of the [DATES OF MEETINGS TO BE INCLUDED] for which minutes have not been approved. With respect to these meetings, we have obtained from the Secretary a summary of the topics discussed at the meeting. We also have carried out other procedures to November [XX}, 2012, as follows (our work did not extend to the period from November [XX], 2012 to November [XX], 2012 inclusive):

a.	With respect to the nine-month periods ended September 30, 2012 and 2011, we have:

(1)	Read the unaudited condensed consolidated balance sheet as of September 30, 2012 and 2011, and unaudited condensed consolidated statements of income, equity, and cash flows of the Company for the nine-month periods ended September 30, 2012 and 2011, incorporated by reference in the Official Statement, and agreed the amounts contained therein with the Company’s accounting records as of September 30, 2012 and 2011, and for the nine-month periods then ended.

(2)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 1.a.(1) are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Official Statement. Those officials stated that the unaudited condensed consolidated financial statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements.

b.	With respect to the period from [October 1, 2012] to[ October 31, 2012], we have:

(1)	Read the unaudited condensed consolidated financial statements of the Company for [October 2012] furnished us by the Company, and agreed the amounts contained therein to the Company’s accounting records. The financial information for October 2012 is incomplete in that it omits the statement of cash flows and other disclosures. Officials of the Company have advised us that no such financial statements as of any date or for any period subsequent to [October 31, 2012], were available.

Exhibit 3-2

(2)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (i) the unaudited condensed consolidated financial statements referred to in 1.b.(1) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Official Statement,[ (ii) at [October 31, 2012], there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or equity of the consolidated companies as compared with amounts shown in the September 30, 2012 unaudited condensed consolidated balance sheet incorporated by reference in the Official Statement, and (iii) for the period from [October 1, 2012] to [October 31, 2012], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total operating revenues or in the total or per-share amounts of income before extraordinary items or of net income.

[Those officials stated (i) the unaudited condensed consolidated financial statements referred to in b.(1) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Official Statement, (ii) at October 31, 2012, there was no change in the capital stock, no increase in long-term debt, and no decrease in consolidated net current assets or equity of the consolidated companies as compared with amounts shown in the September 30, 2012, unaudited condensed consolidated balance sheet incorporated by reference in the Official Statement, and (iii) there were no decreases for the period from October 1, 2012 to October 31, 2012, as compared with the corresponding period in the preceding year, in consolidated total operating revenues or in the total or per-share amounts of income from continuing operations or of net income.]

c.	As mentioned in 1.b, Company officials have advised us that no financial statements as of any date or for any period subsequent to [October 31, 2012], are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after [October 31, 2012], have, of necessity, been even more limited than those with respect to the periods referred to in 1.a. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (i) at [November XX, 2012], there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or equity of the consolidated companies as compared with amounts shown on the September 30, 2012, unaudited condensed consolidated balance sheet incorporated by reference in the Official Statement, or (ii) for the period from October 1, 2012 to [November XX, 2012], there were any decreases, as compared with the corresponding period in the preceding year, in total operating revenues or in the total or per-share amounts of income from continuing operations or of net income.

Those officials referred to above stated that (i) at [November XX, 2012], there was no change in the capital stock, no increase in long-term debt and no decreases in consolidated net current assets or equity of the consolidated companies as compared with amounts shown on the September 30, 2012, unaudited condensed consolidated balance sheet, and (ii) for the period from October 1, 2012 to [November XX, 2012], there were no decreases, as compared with the corresponding period in the preceding year, in total operating revenues or in the total or per-share amounts of income from continuing operations or of net income.

Exhibit 3-3

2.	At your request, we have also read the items identified by you on the attached pages from the Offering Statement, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

A.	Compared the dollar and other amounts (as rounded or truncated) to the amounts in the audited consolidated financial statements described in the introductory paragraph of this letter, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement. Those financial statements have not been revised to reflect the Company’s adoption of the new accounting principle related to the presentation of comprehensive income, as referenced in the introductory paragraph.

B.	Compared the dollar amounts and other amounts (as rounded or truncated) to the amounts included in the audited balance sheets as of December 31, 2010 and 2009 and the consolidated statements of operations, equity and cash flows for each of the three years in the periods ended December 31, 2010, and the related financial schedules, all included in the Forms 10-K filed on February 22, 2011 with the Securities and Exchange Commission to the extent such amounts are included in or can be derived from such statements and found them to be in agreement.

C.	Compared the dollar and other amounts (as rounded or truncated) to the amounts in the unaudited consolidated financial statements described in the third paragraph of this letter, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement.

D.	Compared the dollar and other amounts (as rounded or truncated) not derived directly from audited consolidated financial statements to amounts in the Company’s accounting records to the extent such amounts could be so compared directly and found them to be in agreement.

E.	Proved the arithmetic accuracy of the percentages or amounts (as rounded or truncated) based on the data in the above-mentioned financial statements, accounting records, and analyses, or in accordance with the mathematical calculation explained in the relevant text within the Official Statement.

F.	Compared the actual amounts as of September 30, 2012 adjusted to give effect to the Redemption of certain project debt and the issuance of the Bonds to be offered by means of the Official Statement after deducting discounts and commissions and estimated offering expenses, as described under “Application of Proceeds” and for the proposed use of a portion of the proceeds thereof to repay borrowings of as described under “Application of Proceeds,” with the amounts shown under the caption “As Adjusted” or described as “as adjusted,” and found such amounts to be in agreement. We make no representation as to whether the transaction will take place or the amount of bonds to be sold in the transaction. We make no representation as to the reasonableness of the “Application of Proceeds” or whether such use will actually take place.

Exhibit 3-4

3.	It should be understood that we have no responsibility for establishing (and did not establish) the scope and nature of the procedures enumerated in paragraph 1 and 2 above; rather, the procedures enumerated therein are those that the requesting party asked us to perform. Accordingly, we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also such procedures would not necessarily reveal any material misstatement of the information identified in the preceding paragraphs as set forth in the Official Statement. Further, we have addressed ourselves solely to the foregoing data and make no representations as to the adequacy of disclosures or whether any material facts have been omitted. This letter relates only to the financial statement items specified above and does not extend to any financial statement of the Company taken as a whole.

4.	The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Had we performed additional procedures other matters might have come to our attention that would have been reported to you.

5.	These procedures should not be taken to supplant any additional inquiries or procedures that you would undertake in your consideration of the proposed offering.

6.	This letter is solely for your information and to assist you in your inquiries in connection with the offering of the securities covered by the Official Statement, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including, but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Official Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of securities covered by the Official Statement.

7.	We have no responsibility to update this letter for events and circumstances occurring after [November XX, 2012.]

Very truly yours,

Exhibit 3-5